QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33938, No. 333-43196, No. 333-44128, and No. 333-58916) and on Form S-8 (No. 33-76324, No. 333-09135, No. 333-57141, No. 333-40940 and No. 333-65084) of NMS Communications Corporation (formerly, Natural MicroSystems Corporation) of our report dated March 1, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2004

QuickLinks

  Exhibit 23.1